Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-181655, 333-155257, 333-105862, 333-63618, 333-52136, 333-37832, 333-89223 and 333-10167) of Micrel, Incorporated of our report dated March 18, 2013 relating to the consolidated financial statements and the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 23, 2015